UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

EDGEWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15333 Avenue of Science, Suite 100

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement

On July 6, 2012, EdgeWave, Inc., a Delaware corporation (“EdgeWave” or the “Company”) and Timothy Steele entered into an Employment Agreement (the “Agreement”) effective July 16, 2012, regarding Mr. Steele’s employment by EdgeWave as Senior Vice President of Worldwide Sales. The position shall report directly to the President.

Pursuant to the terms of the Agreement, Mr. Steele is entitled to receive semi-monthly payments of $7,916.67 (before deductions made at Employee's request, if any, and for deductions required by federal, state and local law). Additionally, Mr. Steele is entitled to receive monthly commission on sales based on the terms and conditions of the 2012 - 2013 Sales Variable (Commission) Compensation Plan established by the Board of Directors (Exhibit C of the Agreement). The Company will also grant Mr. Steele 250,000 non-qualified stock options to vest over a four (4) year period with one fourth (1/4) vesting on the first anniversary of the date of the grant and the remaining three fourths (3/4) vesting over the remaining three (3) years on a monthly basis until such shares are vested in full.

In the event that Mr. Steele resigns for “Good Reason” (as defined in the Agreement) or in the event of a Change of Control (as defined in the Agreement), any “unvested” options will accelerate by 50% and “vest” immediately upon the later date of the Change of Control or resignation for “Good Reason” and the date the Release Agreement (as defined in the Agreement) is signed and becomes effective. The Company will also grant Mr. Steele the option to participate in the benefit plans offered by the Company, including without limitation, 401(k), and other savings plans, short and long term disability insurance, Section 125 (cafeteria) and similar pre-tax expense plans, holidays, sick leave, etc., which may be amended from time to time at the Company’s discretion. Mr. Steele can also participate in health insurance for himself and his dependents, and such other benefits as provided by the Company to all of its employees from time to time. Mr. Steele will be entitled to three (3) weeks Personal Time Off (“PTO”) with pay for each twelve-month period, to be taken at times agreed with Company. Unused PTO shall accrue according to the Company’s accrued PTO policy, as may be amended from time to time. Mr. Steele’s employment is on an “at-will” basis and not for any specific time period.

The preceding description of the Employment Agreement is summary in nature and does not purport to be complete. It should be read in conjunction with the Agreement, and is qualified in its entirety by reference to the Agreement. The full text of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer

On June 29, 2012, Mr. Dave Smith resigned from his position as Senior Vice President of Worldwide Commercial Sales.

The disclosure requirement of this Item 5.02 for the employment agreement for Mr. Steele is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between EdgeWave, Inc. and Timothy Steele dated July 6, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EDGEWAVE, INC.

Dated: July 6, 2012	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer

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